Exhibit 99.1

FOR IMMEDIATE RELEASE: March 14, 2012

Capital One Announces $1.25 Billion Common Stock Offering

McLean, Va. (March 14, 2012) – Capital One Financial Corporation (NYSE: COF) today announced an underwritten public offering of $1.25 billion of its common stock. Morgan Stanley, Barclays Capital, Citigroup and Credit Suisse are acting as book-running managers for the offering. Capital One intends to use the net proceeds of the offering to fund a portion of its previously announced acquisition of HSBC’s U.S. credit card business.

The public offering is being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the prospectus supplement and the base prospectus relating to these securities may be obtained from (i) Morgan Stanley, by calling 1-866-718-1649, by mail at Morgan Stanley Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Prospectus Dept., or by e-mail at prospectus@morganstanley.com; (ii) Barclays Capital Inc., by calling 1-888-603-5847, by mail at c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by e-mail at Barclaysprospectus@broadridge.com; (iii) Citigroup, by calling 1-800-831-9146, or by mail at Brooklyn Army Terminal, 140 58th Street, Brooklyn, NY 11220; or (iv) Credit Suisse Securities (USA) LLC, by calling 1-800-221-1037, by mail at Attention: Prospectus Department, One Madison Avenue, New York, NY 10010, or by e-mail at newyork.prospectus@credit-suisse.com.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of the common stock or any other security of Capital One, nor shall there be any sale of the common stock in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-looking statements

Capital One cautions that its current expectations in this release dated March 14, 2012, and Capital One’s plans, objectives, expectations and intentions, are forward-looking statements which speak only as of the date hereof. Capital One does not undertake any obligation to update or revise any of the information contained herein whether as a result of new information, future events or otherwise. Actual results could differ materially from current expectations due to a number of factors, including, but not limited to: general economic and business conditions in the U.S., the U.K., Canada and Capital One’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity; an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment); the possibility that Capital One will not receive third-party consents necessary to fully realize the anticipated benefits of Capital One’s acquisition of HSBC’s U.S. credit card business (the “HSBC Transaction”); the possibility that Capital One may not fully realize the projected cost savings and other projected benefits of the HSBC Transaction or its acquisition of ING Direct (collectively, the “Transactions”); changes in the anticipated timing for closing the HSBC Transaction; difficulties and delays in integrating the assets and businesses acquired in the Transactions; business disruption during the pendency of or following the Transactions; diversion of management time on issues related to the Transactions, including integration of the assets and businesses acquired; reputational risks and the reaction of customers and counterparties to the Transactions; disruptions relating to the Transactions negatively impacting Capital One’s ability to maintain relationships with customers, employees and suppliers; changes in asset quality and credit risk as a result of the Transactions; the accuracy of estimates and assumptions Capital One uses to determine the fair value of assets acquired and liabilities assumed in the Transactions, and the potential for its estimates or assumptions to change as additional information becomes available and it completes the accounting analysis of the Transactions; financial, legal, regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder; developments, changes or actions relating to any litigation matter involving Capital One; the inability to sustain revenue and earnings growth; increases or decreases in interest rates; Capital One’s ability to access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth; the success of Capital One’s marketing efforts in attracting and retaining customers; increases or decreases in Capital One’s aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses Capital One incurs and attrition of loan balances; the level of future repurchase or indemnification requests Capital One may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against Capital One, any developments in litigation and the actual recoveries Capital One may make on any collateral relating to claims against it; the amount and rate of deposit growth; changes in the reputation of or expectations regarding the financial services industry or Capital One with respect to practices, products or financial condition; any significant disruption in Capital One’s operations or technology platform; Capital One’s ability to maintain a compliance infrastructure suitable for its size and complexity; Capital One’s ability to control costs; the amount of, and rate of growth in, Capital One’s expenses as its business develops or changes or as it expands into new market areas; Capital One’s ability to execute on its strategic and operational plans; any significant disruption of, or loss of public confidence in, the United States Mail service affecting Capital One’s response rates and consumer payments; Capital One’s ability to recruit and retain experienced personnel to assist in the management and operations of new products and services; changes in the labor and employment markets; fraud or misconduct by Capital One customers, employees or business partners; competition from providers of products and services that compete with Capital One’s businesses; and other risk factors listed from time to time in reports that Capital One files with the SEC, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2011.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N.A., had $128.2 billion in deposits and $206.0 billion in total assets outstanding as of December 31, 2011. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia, and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.